AMENDMENT NO. 1, made June 24, 1999 ("Amendment"),  to Employment Agreement made October 14, 1992 (the "Agreement"), by and between MacroChem Corporation, a
Delaware   corporation   with  offices  at  110  Hartwell   Avenue,   Lexington,
Massachusetts 02421 ("MacroChem"), and Carlos M. Samour (the "Executive").

     In consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the Executive's continued employment by MacroChem, the parties hereto agree as follows:

     1. That the provisions of Paragraph 8(c) of the Agreement be and hereby are deleted and that the following provisions be substituted in lieu thereof:

          "c. COVENANT NOT TO COMPETE. The Executive, in consideration of his employment and all other matters contained in the preceding Paragraphs, and in view of the Confidential Information that he may have access to as an employee of MacroChem, and, provided that Executive shall receive the amounts set forth in Paragraph 7 hereof in the event of his termination without cause, agrees that during his employment, and for a period of two (2) years after the termination of such employment, he shall not, directly or indirectly, individually or as an owner, employee, partner, officer, director or stockholder, adviser, consultant or in any capacity whatsoever of any person, partnership, corporation or other entity however organized (i) compete with MacroChem in any of the businesses in which MacroChem is then engaged, (ii) use in competition with MacroChem any of the methods, information or products developed by MacroChem, or (iii) become affiliated in any such capacity with any such person, partnership, corporation or other entity which itself competes in the manner described in (i) above. If any provision of this subparagraph 8(c) is invalid in whole or in part, it shall be curtailed, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so curtailed, shall be enforceable."

     2. That except as amended in Section 1 hereof, the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective the day and year first above written.

ALVIN J. KARLOFF                               MACROCHEM CORPORATION


/s/ Alvin J. Karloff                           By:/s/ Carlos M. Samour
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                                                  Carlos M. Samour
                                                  Chairman